UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 31, 2007

Commission File Number 001-31921

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	43-1128385 (I.R.S. Employer Identification Number)

663 Highway 60, P.O. Box 807, Monett, MO 65708
(417) 235-6652
(Address of principal executive offices and telephone number)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
ڤ	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ڤ	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ڤ	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ڤ	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

ITEM 1.01.                   Entry into a Material Definitive Agreement

On May 31, 2007, Jack Henry & Associates, Inc. ("Jack Henry" or the "Company") entered into the 2nd Amendment to Credit Agreement (the "Amendment") with Wachovia Bank, National Association ("Wachovia") as Administrative Agent for a group of Lenders. The Amendment amends the Credit Agreement (the "Credit Agreement") with Wachovia as Administrative Agent for a group of Lenders entered into on April 19, 2005, as previously amended.

The Amendment:

  Amends the Credit Agreement's definition of "Applicable Percentage";
  Extends the maturity date of the Credit Agreement to May 31, 2012;
  Eliminates the Credit Agreement's consolidated net worth financial covenant;
  Extends the period of time during which the Company may elect to increase the amount of the credit facility by an amount of up to $75 million until the expiration of the Credit Agreement;
  Amends the Credit Agreement's provision regarding restricted payments.

The foregoing description of the Amendment set forth in this Item 1.01 is qualified in its entirety by reference to the Amendment, a copy of which is filed as exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

ITEM 9.01.              Financial Statements and Exhibits

(d)   Exhibits.

Exhibit 10.1	2nd Amendment to Credit Agreement with Wachovia Bank, National Association as Administrative Agent for a group of Lenders, dated May 31, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.
(Registrant)

Date: June 4, 2007	By: /s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer